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                                                                   EXHIBIT 10.15

                                AMENDMENT NO. 1
                                      TO
                     DECEMBER 1, 1996 CONSULTING AGREEMENT

This Agreement, once it is signed by both parties, shall act as Amendment No.1 ("Amendment") to that certain December 1, 1996 Consulting Agreement between Knoll, Inc. and Wolfgang Billstein ("1996 Consulting Agreement") and shall be effective as of December 1, 1997. All defined terms not otherwise defined herein shall have the meanings assigned to them in the 1996 Consulting Agreement.

The parties agree as follows:

        1. The definitions of the terms "OP Incentive" and "Orders Incentive" are amended and restated for the period December 1, 1997 to November 30, 1998 ("Fiscal 1998") as follows:

           For Fiscal 1998, in addition to the Monthly Fee, Consultant shall receive a contingent incentive in U.S. Dollars equal to 6% of the positive operating profit of Knoll Europe on Knoll's U.S. Dollar internal financial statements for Knoll Europe for Fiscal 1998, provided that such operating profit is at least $3 Million ("OP Incentive"). If operating profit for Knoll Europe is less than $3 Million for Fiscal 1998, the OP Incentive shall be zero. Notwithstanding anything to the contrary, the OP Incentive shall not exceed the sum of $300,000.

           For example:

           (a) If operating profit for Knoll Europe for Fiscal 1998 is $2.9 Million, the OP Incentive shall be zero.

           (b) If operating profit for Knoll Europe for Fiscal 1998 is $3.0 Million, the OP Incentive shall be $180,000.

           (c) If operating profit for Knoll Europe for Fiscal 1998 is $5.0 Million, the OP Incentive shall be $300,000.

           For Fiscal 1998, in addition to the Monthly Fee and the OP Incentive, Consultant shall receive a contingent incentive in U.S. Dollars equal to 4% of the incremental "Orders" (as defined by this Agreement and Knoll's internal accounting policies, practices and procedures) volume in excess of $60 Million for Fiscal 1998 for Knoll Europe on Knoll's U.S. Dollar financial statements, provided that Knoll Europe's operating profit for Fiscal 1998 is at least $3 Million ("Orders Incentive"). If Knoll Europe's operating profit for Fiscal 1998 is less that $3 Million, the Orders Incentive shall be zero. There is no maximum payout or limit on the amount of the Orders Incentive.

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        For example:

        (a) If operating profit for Knoll Europe for Fiscal 1998 is $2.9 Million and Orders for Fiscal 1998 are $65 Million, the Orders Incentive shall be zero.

        (b) If operating profit for Knoll Europe for Fiscal 1998 is equal to or greater than $3.0 Million and Orders for Fiscal 1998 are $65 Million, the Orders Incentive shall be $200,000 ($65 Million less $60 Million = $5 Million X 4% = $200,000).

        (c) If the facts are the same as section (b) above except that Orders for Fiscal 1998 are $70 Million, the Orders Incentive shall be $400,000 ($70 Million less $60 Million = $10 Million X 4% = $400,000).

2. Payment of the Orders Incentive and OP Incentive for Fiscal 1998, if appropriate hereunder, would be paid to Consultant on or before February 28, 1999.

3. For Fiscal 1998, the "Additional Termination Payment" shall be defined as the sum of the OP Incentive and the Orders Incentive determined in accordance with this Amendment multiplied by a fraction having as its numerator the number of months actually worked by Consultant between December 1, 1997 and November 30, 1998 before notice of termination is given to Consultant, and having as its denominator the number twelve (12).

4. Except as specifically set forth in this Amendment, the terms and conditions of the 1996 Consulting Agreement shall remain unchanged, including, but not limited to, those portions of the Compensation Sections which have not been specifically amended hereby.


INTENDING TO BE LEGALLY BOUND:

KNOLL, INC.                             WOLFGANG BILLSTEIN

BY:  /s/ John H. Lynch                  /s/  Wolfgang Billstein
    --------------------------          -----------------------------

Its: President and CEO                  Dec 1997
     -------------------------